UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                       September 14, 2001



                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)



    Delaware                1-720                  73-0400345
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



      Phillips Building, Bartlesville, Oklahoma      74004
      (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:
                          918-661-6600


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Item 5.  Other Events.

On September 14, 2001, Phillips Petroleum Company, a Delaware corporation (Phillips) completed its acquisition of Tosco Corporation, a Nevada corporation (Tosco), through the merger (the Merger) of Ping Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Phillips (Merger Subsidiary), with and into Tosco, with Tosco as the surviving corporation in the Merger, pursuant to the Merger Agreement (the Merger Agreement), dated as of February 4, 2001, by and among Phillips, Merger Subsidiary and Tosco. As a result of the Merger, Tosco became a wholly owned subsidiary of Phillips. Each share of Tosco common stock, par value $0.75 per share, outstanding on September 14, 2001, was converted into the right to receive 0.8 of a share of Phillips common stock, par value $1.25 per share.

The press release issued by Phillips in connection with its acquisition of Tosco is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7. Exhibits.

Exhibit Number                    Description
--------------                    -----------
    99.1            Press Release, dated September 17, 2001.


                                1

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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PHILLIPS PETROLEUM COMPANY



                                        /s/ John A. Carrig
September 18, 2001                  -----------------------------
                                            John A. Carrig
                                      Senior Vice President and
                                       Chief Financial Officer


                                2

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                          EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

    99.1            Press Release, dated September 17, 2001.





                                3



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